UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2018
Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36558 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)
240 Greenwich Avenue Greenwich, Connecticut 06830 (203) 861-0900 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________
Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 435 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 27, 2018 Townsquare Media, Inc. (the “Company”) and Bill Wilson entered into a letter agreement that amends Mr. Wilson’s employment agreement with the Company. The letter agreement provides for an increase of Mr. Wilson’s annual base salary to $1,000,000 and stipulates that Mr. Wilson’s annual bonus for each of the Company’s 2018 and 2019 fiscal years will not be less than his target opportunity.
The foregoing description of Mr. Wilson’s letter agreement is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Mr. Wilson’s employment agreement with the Company is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 19, 2017 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Letter Agreement between Townsquare Media, Inc. and Bill Wilson, dated April 27, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Townsquare Media, Inc.

Date: May 3, 2018	By:	/s/ Christopher Kitchen
Christopher Kitchen
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Letter Agreement between Townsquare Media, Inc. and Bill Wilson, dated April 27, 2018.